NEWS	Contact: Blake McCarthy (713) 815-3535

FOR IMMEDIATE RELEASE

NOV Provides Operational Update for the First Quarter 2021

HOUSTON--(BUSINESS WIRE)—March 16, 2021 -- NOV Inc. (NYSE: NOV) announced today that it expects operational disruptions and softer-than-anticipated customer orders will cause first quarter 2021 operating results to fall below prior guidance.

“Unfortunately, the extreme winter weather across Texas and Oklahoma, the ongoing effects of COVID-19 lockdowns, and the continued spending austerity from our oilfield customers are combining to take a greater-than-expected toll on our first quarter results,” stated Clay Williams, Chairman, President and CEO.

Severe weather in Texas and Oklahoma during February adversely affected the financial results of all three segments. In addition to the weather-related disruptions, the Company’s Completion & Production Solutions and Rig Technologies segments were impacted by certain project delays, COVID-19 shutdowns in Southeast Asia, and an acute global glass fiber supply shortage impacting the Company’s Fiberglass Systems operations. Within NOV’s Wellbore Technologies segment, recent improvements in North American drilling activity levels and incremental cost savings initiatives are expected to offset weather-related disruptions and allow for segment results that are in-line with prior guidance.  The Company now forecasts consolidated first quarter 2021 revenues will be between $1.20 and $1.25 billion with an adjusted EBITDA loss of $15 to $25 million.

Williams continued, “While the first quarter result is disappointing, we expect the prospects for our business to improve through the remainder of the year.  The combination of $60+ oil, the continued recovery in the North American rig count, improvements in international activity, and the emergence of a number of our offshore drilling customers from bankruptcy is expected to lead to meaningfully better results in the second half of the year.  In the meantime, we remain focused on reducing operating costs and investing in new products and technologies to position NOV for the upturn.”

The Company will announce first quarter results in a press release issued after market close on Tuesday, April 27, 2021 and will conduct a conference call on Wednesday, April 28, 2021 at 10 a.m. (Central Time).  The call will be webcast live on www.nov.com/investors.

About NOV

NOV delivers technology-driven solutions to empower the global energy industry. For more than 150 years, NOV has pioneered innovations that enable its customers to safely produce abundant energy while minimizing environmental impact. The energy industry depends on NOV’s deep expertise and technology to continually improve oilfield operations and assist in efforts to advance the energy transition towards a more sustainable future. NOV powers the industry that powers the world.

Visit www.nov.com for more information.

Adjusted EBITDA is operating loss plus depreciation and amortization and other items. The Company discloses Adjusted EBITDA in its periodic earnings press releases and other public disclosures to provide investors additional information about the results of ongoing operations and uses it internally to evaluate and manage the business. Adjusted EBITDA is not intended to replace GAAP financial measures.

Cautionary Statement for the Purpose of the “Safe Harbor” Provisions of the Private Securities Litigation Reform Act of 1995

Statements made in this press release that are forward-looking in nature are intended to be “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934 and may involve risks and uncertainties. These statements may differ materially from the actual future events or results. Readers are referred to documents filed by NOV Inc. with the Securities and Exchange Commission, including the Annual Report on Form 10-K, which identify significant risk factors which could cause actual results to differ from those contained in the forward-looking statements.

Source: NOV Inc.

CONTACT:

Blake McCarthy

Vice President, Corporate Development and Investor Relations

(713) 815-3535

Blake.McCarthy@nov.com